Exhibit 99.2

                  News release for immediate release

FOR IMMEDIATE RELEASE
Contact information:
Ryan Greenier, Vice President, Investor Relations
217-788-5738

HORACE MANN REPORTS THIRD QUARTER 2017
NET INCOME OF $0.64 PER SHARE AND OPERATING EPS* OF $0.69

•	5.3 points of Property and Casualty catastrophe losses, a level consistent with the prior year period

•	Property and Casualty combined ratio of 95.8% - a 5.7 point improvement, reflecting a lower underlying loss ratio* as well as a lower expense ratio

•	Solid operating earnings in the Retirement and Life segments

SPRINGFIELD, Ill., October 24, 2017 — Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three and nine month periods ended September 30, 2017:

Horace Mann Financial Highlights
	Three Months Ended September 30,			Nine Months Ended September 30,
($ in millions, except per share amounts)	2017	2016	Change	2017	2016	Change
Total revenues	$289.8	$291.3	-0.5%	$868.5	$846.1	2.6%
Net income	26.5	26.9	-1.5%	44.1	63.9	-31.0%
Net realized investment gains (losses) after tax	(2.2)	2.7		(0.8)	3.8
Operating income*	28.7	24.2	18.6%	44.9	60.1	-25.3%
Per diluted share:
Net income	0.64	0.65	-1.5%	1.06	1.55	-31.6%
Net realized investment gains (losses) after tax	(0.05)	0.07		(0.02)	0.10
Operating income	0.69	0.58	19.0%	1.08	1.45	-25.5%
Book value per share				34.20	35.94	-4.8%
Book value per share excluding the fair value adjustment for investments*				27.91	27.54	1.3%
Property and Casualty net income	13.4	6.7	100.0%	2.2	16.0	-86.3%
Property and Casualty combined ratio	95.8%	101.5%	-5.7 pts	106.5%	102.4%	4.1 pts
Property and Casualty underlying combined ratio*	90.8%	96.6%	-5.8 pts	94.9%	92.8%	2.1 pts
Retirement net income	$13.6	$15.7	-13.4%	$36.9	$39.3	-6.1%
Life net income	4.8	4.6	4.3%	14.3	13.1	9.2%

* These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). They are reconciled to the most directly comparable GAAP measures in the supplemental numerical pages of this document and in the Investor Financial Supplement. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company’s reports filed with the SEC.

The Horace Mann Companies 1 Horace Mann Plaza Springfield, Illinois 62715-0001
217-789-2500 www.horacemann.com

"Horace Mann's third quarter operating income increased 19% compared to the prior year period reflecting stronger Property and Casualty results. Despite a very active catastrophe quarter for the industry, our Property and Casualty operations produced a 95.8% combined ratio including catastrophes. Catastrophe losses of $8.6 million pretax were consistent with the prior year period. The quarter's results reflect significant progress in our efforts to improve auto profitability, and we continue to expect sustained margin improvement to emerge in 2018. In addition, our Retirement and Life results were solid contributors to the quarter's earnings," said Horace Mann's President and Chief Executive Officer Marita Zuraitis.
Property and Casualty Segment

For the third quarter of 2017, Property and Casualty net income increased to $13.4 million compared to $6.7 million in the prior year period. The Property and Casualty combined ratio of 95.8% improved 5.7 points compared to the prior year period. These improvements were primarily due to an improved underlying auto loss ratio, reflecting the impact of rate actions and continued profitability initiatives, as well as a strong underlying property loss ratio and lower expenses.
Prior years' reserves continue to develop favorably; however, the favorable development in the third quarter of $0.5 million pretax was $0.2 million pretax lower than the amount a year ago.
Catastrophe activity in the third quarter of 2017 totaled $8.6 million pretax compared to $8.4 million pretax in the prior year period. Losses related to Hurricane Harvey were $5.0 million pretax and losses related to Hurricane Irma were $2.5 million pretax. The remainder, $1.1 million pretax, of catastrophe losses related to four additional events.
On an underlying basis, the third quarter auto combined ratio of 103.4% improved 4.9 points and the property combined ratio of 79.9% improved 7.8 points as compared to the prior year period. These improvements were driven by both lower loss ratios and improved expense ratios. The underlying auto loss ratio of 74.5% improved 3.2 points compared to the prior year period as a result of an increase in earned premium due to rate actions combined with continued stabilization in auto loss trends. The underlying property loss ratio of 46.3% improved 6.6 points compared to the prior year period primarily as a result of lower non-catastrophe weather-related losses in the current quarter.
For the first nine months of 2017, Property and Casualty net income decreased to $2.2 million compared to $16.0 million in the prior year period as a result of elevated catastrophe losses and non-catastrophe weather-related losses that occurred in the first half of the year. The Property and Casualty combined ratio of 106.5% increased 4.1 points compared to a year ago. Pretax catastrophe losses were $9.8 million higher than the first nine months of 2016; favorable prior years' reserve development was $2.2 million pretax less than the prior year period.
On an underlying basis, the nine month auto loss ratio of 77.0% increased 0.5 points compared to the prior year period. For property, the underlying nine month loss ratio of 49.7% increased 6.1 points compared to the prior year period and was largely related to the impact of higher non-catastrophe weather-related losses that occurred in the first half of the year. The expense ratio for Property and Casualty of 26.7% was slightly below the prior year period.
Total Property and Casualty written premiums* of $177.2 million and $498.0 million for the three and nine month periods ended September 30, 2017 increased 4% and 5%, respectively, compared to the prior year periods. The growth was driven primarily by rate actions, which resulted in an increase in the average premium per policy for both auto and property.

Total Property and Casualty sales* increased 5% and 7% compared to the three and nine month periods ended September 30, 2016. For the third quarter 2017, auto sales increased 5% and property sales increased 6% compared to the prior year period. Policy retention continues to be strong with auto and property policy retention rates for the current quarter at 83% and 88%, respectively.

Retirement Segment

For the third quarter of 2017, Retirement net income of $13.6 million decreased $2.1 million compared to the prior year period, primarily due to a $3.4 million pretax decrease in net interest margin and a $1.0 million pretax increase in operating expenses offset by a $1.1 million pretax increase in contract charges.
For the first nine months of 2017, the annualized net interest spread on fixed annuity assets was 188 basis points, a decrease of 7 basis points compared to a year ago. Annuity assets under management of $6.6 billion increased 5% compared to a year ago, and total cash value persistency remained strong at 90% for variable annuities and 93% for fixed annuities.
Overall, the total level of Retirement deposits* was in line with the prior year periods with an increase in asset flows related to fee-based mutual fund offerings largely offsetting a decrease in traditional annuity products. For the three and nine month periods ended September 30, 2017, annuity deposits of $114.8 million and $348.9 million decreased 26% and 11%, respectively, compared to the prior year periods. The decline in annuity deposits was related to lower sales of single premium annuity products in the current year. For the current year, deposits on recurring annuity products increased 1% as compared to the prior year. Sales* and deposit activity related to new retail and institutional Retirement Advantage products, as well as other mutual fund offerings, were strong with $53.0 million of deposits in the current year compared to $28.0 million in the prior year.

Life Segment

Life net income of $4.8 million and $14.3 million for the three and nine month periods ended September 30, 2017, increased 4% and 9%, respectively, largely due to lower operating expenses compared to the third quarter of 2016 and more favorable mortality results compared to the prior nine months of 2016.
Life insurance premiums and contract deposits* of $26.4 million for the current quarter decreased 3% compared to the prior year period. For the first nine months of 2017, they increased 2%, to $79.8 million compared to the prior year period. Life sales* of $3.2 million decreased 11% compared to the third quarter of 2016. Life sales for the first nine months of 2017 of $11.6 million increased 8% compared to the prior year period, primarily due to an increase in single premium sales. Life persistency of 95% was comparable to 12 months earlier.

Investment Results

Total net investment income for the three and nine month periods ended September 30, 2017 decreased 3% and increased 2% compared to the prior year periods, reflecting higher asset balances in the Retirement segment offset by the impact of the current low interest rate environment. Pretax net realized investment losses were $3.5 million and $1.7 million for the three and nine month periods ended

September 30, 2017, respectively. In the third quarter of 2017, $6.1 million pretax charges for other than temporary impairment were recorded primarily on fixed maturity securities in the construction sector.
Horace Mann's net unrealized investment gains on fixed maturity and equity securities were $455.3 million at September 30, 2017, compared to net unrealized investment gains on fixed maturity and equity securities of $599.3 million at September 30, 2016. The decline in net unrealized gains is largely attributable to an increase in interest rates.

Capital Management

During the third quarter of 2017, the Company repurchased 48,440 shares of its common stock at an aggregate cost of $1.7 million under its share repurchase program. As of September 30, 2017, $27.8 million remained authorized for future share repurchases under the share repurchase program.

Webcast Conference Call

Horace Mann’s senior management will discuss the Company’s third quarter financial results with investors and analysts on October 25, 2017 at 10:00 a.m. Eastern Time. The conference call will be webcast live at investors.horacemann.com and archived later in the day for replay.

About Horace Mann

Horace Mann Educators Corporation (NYSE: HMN) is the largest financial services company focused on providing America's educators and school employees with insurance and retirement solutions. Founded by Educators for Educators® in 1945, the Company is headquartered in Springfield, Illinois. For more information about the Company, visit horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2017, and the Company's past and future filings and reports filed with the Securities and Exchange Commission for information concerning important factors that could cause actual results to differ materially from those in forward-looking statements. Information contained in this press release include measures which are based on methodologies other than accounting principles generally accepted in the United States (“GAAP”). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the supplemental numerical pages of this release and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the Company’s SEC filings.

# # #

HORACE MANN EDUCATORS CORPORATION
Financial Highlights (Unaudited)
($ in Millions, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
EARNINGS SUMMARY
Net income	$26.5	$26.9	-1.5%	$44.1	$63.9	-31.0%
Net realized investment gains (losses), after tax (see below)	(2.2)	2.7	N.M.	(0.8)	3.8	-121.1%
Operating income (A)	28.7	24.2	18.6%	44.9	60.1	-25.3%

Per diluted share:
Net income	$0.64	$0.65	-1.5%	$1.06	$1.55	-31.6%
Net realized investment gains (losses), after tax (see below)	$(0.05)	$0.07	N.M.	$(0.02)	$0.10	N.M.
Operating income (A)	$0.69	$0.58	19.0%	$1.08	$1.45	-25.5%
Weighted average number of shares and equivalent shares (in millions) - Diluted	41.6	41.3	0.7%	41.5	41.4	0.2%

RETURN ON EQUITY
Net income return on equity (B)				4.7%	6.3%	-1.6 pts
Operating income return on equity excluding the fair value adjustment for investments (A) (C)				5.9%	7.2%	-1.3 pts

FINANCIAL POSITION
Per share (D):
Book value				$34.20	$35.94	-4.8%
Effect of the fair value adjustment for investments (E)				$6.29	$8.40	-25.1%
Book value excluding the fair value adjustment for investments (A)				$27.91	$27.54	1.3%
Dividends paid	$0.275	$0.265	3.8%	$0.825	$0.795	3.8%
Ending number of shares outstanding (in millions) (D)				40.7	40.2	1.2%
Total assets				$11,044.3	$10,691.1	3.3%
Long-term debt, current and noncurrent				247.4	247.1	0.1%
Total shareholders' equity				1,390.4	1,444.1	-3.7%

ADDITIONAL INFORMATION
Net realized investment gains (losses)
Before tax	$(3.5)	$4.0	N.M.	$(1.7)	$6.9	-124.6%
After tax	(2.2)	2.7	N.M.	(0.8)	3.8	-121.1%
Per share, diluted	$(0.05)	$0.07	N.M.	$(0.02)	$0.10	-120.0%

N.M.-	Not meaningful.

(A)
These measures are not based on accounting principles generally accepted in the United States ("non-GAAP"). An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company's reports filed with the SEC.

(B)	Based on trailing 12-month net income and average quarter-end shareholders' equity.

(C)
Based on trailing 12-month operating income and average quarter-end shareholders' equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

(D)	Ending shares outstanding were 40,661,505 at September 30, 2017 and 40,182,965 at September 30, 2016.

(E)	Net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

HORACE MANN EDUCATORS CORPORATION
Statements of Operations and Supplemental Consolidated Data (Unaudited)
($ in Millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
STATEMENTS OF OPERATIONS
Insurance premiums and contract charges earned	$199.0	$191.1	4.1%	$590.4	$564.9	4.5%
Net investment income	92.3	94.9	-2.7%	275.0	270.7	1.6%
Net realized investment gains (losses)	(3.5)	4.0	N.M.	(1.7)	6.9	-124.6%
Other income	2.0	1.3	53.8%	4.8	3.6	33.3%
Total revenues	289.8	291.3	-0.5%	868.5	846.1	2.6%

Benefits, claims and settlement expenses	134.9	135.7	-0.6%	444.9	403.6	10.2%
Interest credited	50.1	48.6	3.1%	148.2	142.9	3.7%
Policy acquisition expenses amortized	24.2	24.5	-1.2%	73.9	73.1	1.1%
Operating expenses	44.2	44.5	-0.7%	139.1	130.6	6.5%
Interest expense	3.0	3.0	0%	8.9	8.9	0%
Total benefits, losses and expenses	256.4	256.3	0%	815.0	759.1	7.4%

Income before income taxes	33.4	35.0	-4.6%	53.5	87.0	-38.5%
Income tax expense	6.9	8.1	-14.8%	9.4	23.1	-59.3%
Net income	$26.5	$26.9	-1.5%	$44.1	$63.9	-31.0%

PREMIUMS WRITTEN AND CONTRACT DEPOSITS
Property & Casualty	$177.2	$169.8	4.4%	$498.0	$476.3	4.6%
Annuity deposits	114.8	154.6	-25.7%	348.9	391.9	-11.0%
Life	26.4	27.2	-2.9%	79.8	78.4	1.8%
Total	$318.4	$351.6	-9.4%	$926.7	$946.6	-2.1%

SEGMENT NET INCOME (LOSS)
Property & Casualty	$13.4	$6.7	100.0%	$2.2	$16.0	-86.3%
Retirement	13.6	15.7	-13.4%	36.9	39.3	-6.1%
Life	4.8	4.6	4.3%	14.3	13.1	9.2%
Corporate and other (A)	(5.3)	(0.1)	N.M.	(9.3)	(4.5)	106.7%
Net income	$26.5	$26.9	-1.5%	$44.1	$63.9	-31.0%

N.M.-	Not meaningful.

(A)
Corporate and Other includes interest expense on debt and the impact of net realized investment gains and losses and other Corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
PROPERTY & CASUALTY
Premiums written	$177.2	$169.8	4.4%	$498.0	$476.3	4.6%
Premiums earned	163.2	155.7	4.8%	482.0	461.5	4.4%
Net investment income	9.2	10.0	-8.0%	26.5	29.0	-8.6%
Other income	(0.1)	0.4	-125.0%	—	0.8	N.M.
Losses and loss adjustment expenses (LAE)	114.9	116.0	-0.9%	384.9	347.0	10.9%
Operating expenses (includes policy acquisition expenses amortized)	41.4	42.0	-1.4%	128.5	125.3	2.6%
Income (loss) before tax	16.0	8.1	97.5%	(4.9)	19.0	-125.8%
Net income	13.4	6.7	100.0%	2.2	16.0	-86.3%
Net investment income, after tax	7.3	7.9	-7.6%	21.2	23.2	-8.6%

Catastrophe costs (A)
After tax	5.6	5.5	1.8%	37.8	31.5	20.0%
Before tax	8.6	8.4	2.4%	58.2	48.4	20.2%
Prior years' reserves favorable (adverse) development, before tax
Automobile	—	—	0%	—	—	0%
Property & other	0.5	0.7	-28.6%	2.1	4.3	-51.2%
Total	0.5	0.7	-28.6%	2.1	4.3	-51.2%

Operating statistics:
Loss and loss adjustment expense ratio	70.4%	74.5%	-4.1 pts	79.8%	75.2%	4.6 pts
Expense ratio	25.4%	27.0%	-1.6 pts	26.7%	27.2%	-0.5 pts
Combined ratio	95.8%	101.5%	-5.7 pts	106.5%	102.4%	4.1 pts
Effect on the combined ratio of:
Catastrophe costs (A)	5.3%	5.3%	0.0 pts	12.0%	10.5%	1.5 pts
Prior years' reserve development	-0.3%	-0.4%	0.1 pts	-0.4%	-0.9%	0.5 pts
Combined ratio excluding the effects of catastrophe costs and prior years' reserve development ("underlying combined ratio") (B)	90.8%	96.6%	-5.8 pts	94.9%	92.8%	2.1 pts

Policies in force (in thousands)				699	707	-1.1%
Automobile				482	486	-0.8%
Property				217	221	-1.8%

Policy renewal rate - 12 months
Automobile				83.0%	83.5%	-0.5 pts
Property				87.6%	87.8%	-0.2 pts

N.M.-	Not meaningful.

(A)	Includes allocated loss adjustment expenses and, when applicable, catastrophe reinsurance reinstatement premiums. For the periods presented, there were no reinsurance reinstatement premiums.

(B)	This measure is not based on accounting principles generally accepted in the United States ("non-GAAP").
See footnote (A) on page 1 of these supplemental numerical pages.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
RETIREMENT
Contract deposits	$114.8	$154.6	-25.7%	$348.9	$391.9	-11.0%
Variable	38.6	37.7	2.4%	127.7	117.6	8.6%
Fixed	76.2	116.9	-34.8%	221.2	274.3	-19.4%
Contract charges earned	7.5	6.4	17.2%	20.8	18.6	11.8%
Net investment income	64.3	66.3	-3.0%	192.9	187.0	3.2%
Interest credited	38.8	37.4	3.7%	114.4	109.4	4.6%
Net interest margin (without realized investment gains/losses)	25.5	28.9	-11.8%	78.5	77.6	1.2%
Other income	1.7	0.5	N.M.	4.1	2.0	105.0%
Mortality loss and other reserve changes	(1.6)	(1.4)	14.3%	(4.0)	(3.1)	29.0%
Operating expenses (includes policy acquisition expenses amortized)	15.1	14.1	7.1%	48.1	41.3	16.5%
Income before tax	18.0	20.3	-11.3%	51.3	53.8	-4.6%
Net income	13.6	15.7	-13.4%	36.9	39.3	-6.1%
Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$0.7	$0.1	N.M.	$0.1	$(0.6)	-116.7%
Guaranteed minimum death benefit reserve	—	—	0%	—	—	0%
Retirement contracts in force (in thousands)				221	215	2.8%
Annuity accumulated account value on deposit / Assets under management				$6,634.1	$6,322.8	4.9%
Variable				2,051.5	1,873.6	9.5%
Fixed				4,582.6	4,449.2	3.0%
Annuity accumulated value retention - 12 months
Variable accumulations				89.7%	94.6%	-4.9 pts
Fixed accumulations				92.6%	94.6%	-2.0 pts

LIFE
Premiums and contract deposits	$26.4	$27.2	-2.9%	$79.8	$78.4	1.8%
Premiums and contract charges earned	28.3	29.0	-2.4%	87.6	84.8	3.3%
Net investment income	19.0	18.8	1.1%	56.2	55.3	1.6%
Other income	0.1	0.3	-66.7%	0.3	0.6	-50.0%
Death benefits/mortality cost/change in reserves	18.4	18.3	0.5%	56.0	53.5	4.7%
Interest credited	11.3	11.2	0.9%	33.8	33.5	0.9%
Operating expenses (includes policy acquisition expenses amortized)	10.3	11.5	-10.4%	32.8	33.4	-1.8%
Income before tax	7.4	7.1	4.2%	21.5	20.3	5.9%
Net income	4.8	4.6	4.3%	14.3	13.1	9.2%
Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$—	$—	0%	$0.2	$0.2	0%
Life policies in force (in thousands)				197	198	-0.5%
Life insurance in force				$17,403	$16,864	3.2%
Lapse ratio - 12 months (Ordinary life insurance)				4.7%	4.1%	0.6 pts

CORPORATE AND OTHER (A)
Components of income (loss) before tax:
Net realized investment gains (losses)	$(3.5)	$4.0	N.M.	$(1.7)	$6.9	-124.6%
Interest expense	(3.0)	(3.0)	0%	(8.9)	(8.9)	0%
Other operating expenses, net investment income and other income	(1.5)	(1.5)	0%	(3.8)	(4.1)	-7.3%
Loss before tax	(8.0)	(0.5)	N.M.	(14.4)	(6.1)	136.1%
Net loss	(5.3)	(0.1)	N.M.	(9.3)	(4.5)	106.7%

N.M.- -	Not meaningful.

(A)
The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
INVESTMENTS
Retirement and Life
Fixed maturities, at fair value (amortized cost 2017, $6,451.2; 2016, $6,144.0)				$6,849.5	$6,675.5	2.6%
Equity securities, at fair value (cost 2017, $80.3; 2016, $62.2)				83.6	65.0	28.6%
Short-term investments				83.4	178.6	-53.3%
Policy loans				153.6	150.7	1.9%
Other investments				212.4	132.0	60.9%
Total Retirement and Life investments				7,382.5	7,201.8	2.5%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2017, $743.2; 2016, $763.6)				$781.1	$818.6	-4.6%
Equity securities, at fair value (cost 2017, $59.9; 2016, $62.6)				75.7	72.6	4.3%
Short-term investments				13.3	2.1	N.M.
Other investments				69.8	40.6	71.9%
Total Property & Casualty investments				939.9	933.9	0.6%

Corporate investments				14.7	33.5	-56.1%

Total investments				8,337.1	8,169.2	2.1%

Net investment income
Before tax	$92.3	$94.9	-2.7%	$275.0	$270.7	1.6%
After tax	61.4	63.0	-2.5%	182.8	180.3	1.4%

N.M.-	Not meaningful.